                       DATED the 19th Day of January 1996
                       ----------------------------------





                            CREATIVE MASTER LIMITED
                            (                     )
                                     ("CML")

                                       and




                        ACMA STRATEGIC HOLDINGS LIMITED
                               (the "Consultant")






                     -------------------------------------

                              CONSULTANCY AGREEMENT

                     -------------------------------------





                                Angela Wang & Co
                          15 A/B Entertainment Building
                             30 Queen's Road Central
                                    Hong Kong
                                 Tel: 2525 0500
                                  Fax 2268 0702

                                Ref AW960090.com

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1.1    CML engages the Consultant to provide consultancy services to CML relating to management of manufacturing facilities, production, design, and personnel matters and the Consultant agrees to provide such services upon the terms and conditions set out below.

1.2 The Consultant shall devote so much time and effort to providing its services as it shall consider reasonably necessary.

1.3 The Consultant shall provide its services with reasonable skill and care and to the best of its ability.

2.     DURATION
       --------

       This Agreement shall commence on 1 February 1996 and shall continue until terminated by either party giving to the other 3 months notice in writing.

3.     CONSULTANCY FEE
       ---------------

3.1 CML shall pay to the Consultant a consultancy fee of HK$819,000.00 per annum plus, at the discretion of the Board of CML, a performance bonus of up to 2.5% of the net profits after tax of CML and its subsidiaries on a consolidated basis as determined by the Board of CML provided that the amount of such bonus shall not exceed the highest bonus paid to any other executive of CML at such times and in such installments as may be agreed between CML and the Consultant.

3.2    The level of the consultancy fee shall be subject to annual review.

4.     TERMINATION
       -----------

       Without limitation CML may by notice in writing immediately terminate this Agreement if the Consultant shall:-

4.1 be in breach of any terms of this Agreement which is not remedied within one month of receipt of a written notice specifying such breach and requiring its remedy;

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4.2    be incompetent, guilty of gross misconduct and/or any serious or persistent negligence in the provision of its services.

4.3 fail or refuse after receiving a written warning to provide the services reasonably required hereunder.



IN WITNESS WHEREOF the parties or their duly authorised representatives have set their hands to this Agreement the day and year first before written.


SIGNED BY                          )
for and on behalf of               )
CREATIVE MASTER LIMITED            )              /s/ Carl Tong
LIMITED in the presence of: -      )


SIGNED BY                          )
for and on behalf of               )
ACMA STRATEGIC HOLDINGS            )
LIMITED                            )
in the presence of:-               )